UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2016

VERSAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-9309	54-0852979
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6850 Versar Center Springfield, Virginia 22151
(Address of principal executive offices)
(Zip Code)

(703) 750-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LEGAL_US_E # 113571647.1

Item 8.01
Other Events.

As previously disclosed by Versar, Inc. (the “Company”) on July 1, 2016, the Company, certain of its subsidiaries and Bank of America. N.A. (the “Lender”) as the lender and letter of credit issuer for a revolving credit facility in the amount of $25 million and a term facility in the amount of $5 million (the “Loan Agreement”) entered into a Third Forbearance Agreement pursuant to which the Lender agreed, among others, to forbear from exercising any and all rights or remedies available to it under the Loan Agreement and applicable law related to certain covenant defaults for a period ending on the earliest to occur of: (a) a breach by the Company of any obligation or covenant under the Forbearance Agreement, (b) any other default or event of default under the Loan Agreement or (c) September 30, 2016 (the “Forbearance Period”). The covenant defaults under the Loan Agreement previously disclosed by the Company continued through the Company’s fiscal year ended July 1, 2016 and the quarter ending October 1, 2016.
On September 29, 2016, the Company, certain of its subsidiaries and the Lender entered into a Fourth Forbearance Agreement superseding the Third Forbearance Agreement and extending the Forbearance Period to October 31, 2016, in consideration of the ongoing efforts of the Company to work to resolve such defaults or secure new financing to refinance and replace the Loan Agreement.
Under the Fourth Forbearance Agreement, the Company retains the ability to borrow funds under the revolving credit facility subject to a cap of $13.5 million, which is the same cap amount provided for in the Third Forbearance Agreement, and provided that all of the terms and conditions for borrowings are satisfied, other than the existence of the acknowledged covenant defaults and the use of such borrowings is consistent with the 13 Week Cash Flow Forecast provided to the Lender pursuant to the Third Forbearance Agreement. As a condition to, and as reflected in, the Fourth Forbearance Agreement, the Company has appointed H. Haywood Miller III of the Berkeley Research Group (“BRG”) as the Company’s Chief Restructuring Officer. To that end, on September 23, 2016, the Company entered into an engagement letter with BRG for the retention of Mr. Miller’s services in that capacity.
Under the engagement letter, Mr. Miller and BRG will among other things (i) assist the Company to develop and implement plans for long term operations and financial restructuring of the Company, which may include sales of assets, (ii) assess and make recommendations regarding development and implementation of additional cost cutting measures, and (iii) control the cash management functions of the Company and manage all cash disbursements. The Company will pay Mr. Miller and BRG certain hourly fees set forth in the engagement letter, in addition to reimbursement for reasonable, out-of-pocket expenses. The engagement letter may be terminated by either party upon 30 days’ written notice.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: September 29, 2016	VERSAR, INC.

	By:	/s/ JAMES D. VILLA
James D. Villa
Senior Vice President and General Counsel

LEGAL_US_E # 113571647.1